                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Freeport-McMoRan Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                 [LOGO OF FREEPORT-MCMORAN INC. APPEARS HERE]

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 1996

                              ------------------
                                                                  March 22, 1996

  The Annual Meeting of Stockholders of Freeport-McMoRan Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Tuesday, April 30, 1996, at 1:30 p.m., for the following purposes:

    (1) To elect three of the fourteen directors to hold office for three years and until their successors are respectively elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1996;

    (3) To act upon a proposal to amend the corporation's Annual Incentive
  Plan;

    (4) To act upon a proposal to amend the corporation's 1992 Long-Term Performance Incentive Plan;

    (5) To act upon a proposal to approve the corporation's 1996 Stock Option Plan; and

    (6) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 8, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               MICHAEL C. KILANOWSKI, JR.
                                               Secretary

                             FREEPORT-MCMORAN INC.
                              1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1995, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 22, 1996.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on April 30, 1996, and at any adjournment thereof (the "Meeting").

VOTING PROCEDURE

  Stockholders of record at the close of business on March 8, 1996 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were 27,307,870 shares of common stock (the "Common Stock") outstanding, and each of such shares will entitle the holder to one vote at the Meeting.

  The Company's By-Laws (the "By-Laws") provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

  The By-Laws provide that the Company's directors will be elected by a plurality vote and that, except as otherwise provided by statute, the Company's Certificate of Incorporation or the By-Laws, all other matters coming before the Meeting will be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Votes cast at the Meeting will be counted by the inspectors of election. Because directors will be elected by a plurality vote, abstentions and broker non-votes as to the election of directors will have no effect upon the election of directors. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the Meeting with respect to such matters; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not be deemed to be a part of the voting power present with respect to such proposals, will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies will be voted in favor of the proposed nominees, for the ratification of the appointment of auditors, for the amendments to the Company's Annual Incentive Plan, for the amendments to the Company's 1992 Long-Term Performance Incentive Plan and for approval of the Company's 1996 Stock Option Plan. Any stockholder submitting a proxy may revoke that proxy or submit a revised proxy at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Management expects no other matters to be presented for action at the Meeting other than the election of directors, the ratification of the appointment of auditors, proposals to amend the Company's Annual Incentive Plan and 1992 Long-Term Performance Incentive Plan and a proposal to approve the Company's 1996 Stock Option Plan. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be $8,500 plus its reasonable out-of-pocket expenses. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's 1997 proxy materials, stockholder proposals must be received by the Company no later than November 22, 1996.

CORPORATE GOVERNANCE

  The Board of Directors, which held nine meetings during 1995, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of fourteen members. To provide for effective direction and management of the Company's business, the Board of Directors has established six committees, including the Audit Committee, the Nominating Committee and the Corporate Personnel Committee.

  The Audit Committee reviews the Company's financial statements and exercises general oversight with respect to the activities of the Company's independent auditors and Controller and related matters. The Audit Committee currently consists of Mr. Day as Chairman, and Messrs. Bruce, Coleman, Harrison, Kissinger, Lackey and Rankin and Ms. McDonald, none of whom is an officer or an employee of the Company or any of its subsidiaries. The Audit Committee met three times during 1995.

  The Nominating Committee makes recommendations to the Board concerning the structure of the Board, corporate governance and proposed new members of the Board and nominates individuals to stand for election as directors. The Nominating Committee will consider recommendations by the Company's stockholders of potential nominees for election as directors. The Company's Secretary will, upon written request by any stockholder, furnish information concerning the procedures required to be followed in connection with such recommendations. The Nominating Committee currently consists of Mr. Rankin, as Chairman, and Messrs. Day, Moffett and Woods. The Nominating Committee met twice during 1995.

  The Corporate Personnel Committee, which is described further below, currently consists of Mr. Bruce as Chairman, and Messrs. Harrison, Putnam, Wharton and Woods. The Corporate Personnel Committee met three times during 1995.

  Each of the current directors attended at least 75% of the aggregate number of meetings held during 1995 of the Board and Board committees of which he or she served, except Messrs. Kissinger and Woods and Ms. McDonald.

                             ELECTION OF DIRECTORS

  At the Meeting three directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Bruce, Day and Lackey as members of the class to serve until the 1999 Annual Meeting of Stockholders. Messrs. Coleman, Harrison, Kissinger, Latiolais, Wharton and Woods are members of the class to serve until the 1997 Annual Meeting of Stockholders, and Messrs. Moffett, Putnam, Rankin and Adkerson and Ms. McDonald are members of the class to serve until the 1998 Annual Meeting of Stockholders. If, contrary to present expectation, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Nominating Committee.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table provides certain information as of December 31, 1995, with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. If the year first elected a director is prior to 1981, the person's present continuous term of office includes a period served as a director of a predecessor of the Company.



                                PRINCIPAL OCCUPATIONS, OTHER         YEAR FIRST
  NAME OF NOMINEE                DIRECTORSHIPS AND POSITIONS          ELECTED
    OR DIRECTOR      AGE              WITH THE COMPANY               A DIRECTOR
  ---------------    --- ------------------------------------------- ----------
Richard C. Adkerson  49  Vice Chairman of the Board of the Company.     1995
                          Senior Vice President and Chief Financial
                          Officer of the Company until 1995. Vice
                          President of the Company until 1992.
                          Executive Vice President of Freeport-
                          McMoRan Copper & Gold Inc. ("FCX"). Co-
                          Chairman of the Board and Chief Executive
                          Officer of McMoRan Oil & Gas Co. ("MOXY").
                          Chairman of the Board, President and Chief
                          Executive Officer of FM Properties Inc.
                          Director of Hi-Lo Automotive, Inc.
Robert W. Bruce III  51  President, The Robert Bruce Management Co.,    1989
                          Inc., investment managers. Managing
                          Partner, Steamboat Group, until 1992.
                          President and Chief Investment Officer of
                          The Fund American Companies, Inc.,
                          insurance, until 1990. Director of
                          National Re Corporation, FCX and MOXY.

                                     PRINCIPAL OCCUPATIONS, OTHER         YEAR FIRST
    NAME OF NOMINEE                   DIRECTORSHIPS AND POSITIONS          ELECTED
      OR DIRECTOR         AGE              WITH THE COMPANY               A DIRECTOR
    ---------------       --- ------------------------------------------- ----------
Thomas B. Coleman         52  Managing Partner and Chief Executive           1987
                               Officer, International-Matex Tank
                               Terminals, bulk liquid storage. Director
                               of FCX and MOXY.
Robert A. Day             52  Chairman of the Board of Trust Company of      1984
                               the West, an investment management
                               company. Director of Mafco Inc., FCX and
                               MOXY.
William B. Harrison, Jr.  52  Vice Chairman of Chemical Banking              1992
                               Corporation and its subsidiary, Chemical
                               Bank. Director of Dillard Department
                               Stores, Inc., FCX and MOXY.
Henry A. Kissinger        72  Chairman of the Board and Chief Executive      1988
                               Officer, Kissinger Associates, Inc.,
                               international consultants and consultants
                               to the Company. Director of American
                               Express Company and FCX.
Bobby Lee Lackey          58  President and Chief Executive Officer of       1987
                               J.S. McManus Produce Company, Inc., grower
                               of vegetables and shipper of fruits and
                               vegetables. Director of FCX and MOXY.
Rene L. Latiolais         53  President and Chief Executive Officer of       1993
                               the Company. Chief Operating Officer of
                               the Company until 1995. Executive Vice
                               President of the Company until 1993.
                               Senior Vice President of the Company until
                               1992. President and Chief Executive
                               Officer of Freeport-McMoRan Resource
                               Partners, Limited Partnership ("FRP").
                               Director and Vice Chairman of the Board of
                               FCX. Director of MOXY.
Gabrielle K. McDonald     53  Judge, International Criminal Tribunal for     1993
                               the Former Yugoslavia. Distinguished
                               Visiting Professor of Law, Texas Southern
                               University, Thurgood Marshall School of
                               Law, until 1995. Visiting Professor of
                               Law, St. Mary's University School of Law,
                               and of counsel, Walker & Satterthwaite,
                               law firm, until 1993. Shareholder,
                               Matthews & Branscomb, law firm, until
                               1991. Director of FCX and MOXY.

                               PRINCIPAL OCCUPATIONS, OTHER         YEAR FIRST
 NAME OF NOMINEE                DIRECTORSHIPS AND POSITIONS          ELECTED
   OR DIRECTOR      AGE              WITH THE COMPANY               A DIRECTOR
 ---------------    --- ------------------------------------------- ----------
James R. Moffett    57  Chairman of the Board of the Company. Chief    1969
                         Executive Officer until 1995. Chairman of
                         the Board and Chief Executive Officer of
                         FCX and Co-Chairman of the Board of MOXY.
George Putnam       69  Chairman of The Putnam Investment              1978
                         Management Company, Inc. and of each of
                         the members of the Putnam group of mutual
                         funds. Director of The Boston Company,
                         Inc., Boston Safe Deposit and Trust
                         Company, General Mills, Inc., Houghton-
                         Mifflin Company, Marsh-McLennan Companies
                         Inc., Rockefeller Group, Inc., FCX and
                         MOXY.
B. M. Rankin, Jr.   65  Private investor. Consultant to the            1969
                         Company. Director of FCX and MOXY.
J. Taylor Wharton   57  Chairman of the Department of Gynecology at    1992
                         the University of Texas M.D. Anderson
                         Cancer Center. Director of FCX and MOXY.
Ward W. Woods, Jr.  53  President and Chief Executive Officer of       1974
                         Bessemer Securities Corporation, private
                         investment firm, and Managing General
                         Partner of Bessemer Holdings, L.P., an
                         industrial holding company. Chairman of
                         BCP/Essex Holdings Inc., Overhead Door
                         Incorporated and Stant Corporation.
                         Director of Boise Cascade Corporation,
                         Graphic Controls Corporation, FCX and
                         MOXY.

  The directors of the Company who also serve as directors of FCX and MOXY constitute a majority of the directors of each of those corporations.

DIRECTOR COMPENSATION

  Each director who is not an officer or employee of the Company or any of its subsidiaries receives an annual fee of $20,000 and attendance fees of $1,000 for each meeting of the Board or committee attended. Each director who is also an officer or employee of the Company or any of its subsidiaries receives $1,000 for attending each Board meeting.

PLAN FOR DEFERRAL OF DIRECTORS' FEES

  Under the 1991 Plan for Deferral of Directors' Fees (the "Deferral Plan"), a participating director may elect to defer the payment of any director fees. The deferred amounts are, at the direction of the participant, credited to one or two accounts in specified percentages. Fees credited to the deferred cash account earn interest at a rate equal to the prime lending rate announced from time to time by The Chase Manhattan Bank, N.A., compounded quarterly. Fees credited to the deferred stock account are converted to stock units relating to Common Stock and earn dividend equivalents relating to dividends on Common Stock. Dividend equivalents credited are converted into additional stock units determined on the basis of the fair market value of Common Stock. One or more cash payments of the total amounts credited to a participant's accounts will be made following the cessation of the participant's service as a director of the Company, in accordance with a payment schedule selected by the participant.

RETIREMENT PLAN FOR NON-OFFICER DIRECTORS

  The Company has a retirement plan for the benefit of non-officer directors age sixty-five or over who have completed five or more years of service on the Board. Under the retirement plan, an eligible director will be entitled to an annual benefit equal to a percentage of the standard portion of the annual fee for a director at the time of his or her retirement. The amount of such percentage, which would be at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-officer director of the Company or its predecessors. The benefit would be payable from the date of retirement until the retiree's death.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  Each present director who is not an employee of the Company is eligible for the grant of options under the 1988 Stock Option Plan for Non-Employee Directors (the "1988 Plan"). On May 1 of each year through 1997, each eligible director will be granted a non-qualified option to purchase 1,666 shares of Common Stock at 100% of the fair market value of such shares on the date of grant. Each option granted under the 1988 Plan expires ten years and two days after the date of grant.

  On May 1, 1995, each non-employee director was granted an option under the 1988 Plan for 1,666 shares of Common Stock (as adjusted for the reverse stock split effected in October 1995) at an option price of $20.0418 (as adjusted for the distribution of FCX Class B Common Stock effected in July 1995 and for the reverse stock split). During 1995 none of the current directors exercised options granted under the 1988 Plan.

DIRECTORS' CHARITABLE GIFT PROGRAM

  Until February 1996, each director was entitled under the Company's Directors' Charitable Gift Program to designate up to four eligible charities to receive a donation in the aggregate amount of $1,000,000 from the Company upon the director's death, provided the termination of the director's service occurred as a result of death, disability, retirement or a change in the composition of the Board after certain corporate transactions. Eligible charities included educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The program was funded by Company assets and life insurance policies on the lives of the directors purchased and owned by the Company.

  In February 1996 the Company terminated the program (except with respect to one former director) in conjunction with the establishment of the Freeport-McMoRan Foundation (the "Foundation"), and transferred to the Foundation all of the life insurance policies previously purchased by the Company. The Foundation has no obligation to make gifts to designated institutions upon the death of individual directors but, in consideration for the transfer to the Foundation of the life insurance policies, the Company has requested that the Foundation consider directors' requests.

MATCHING GIFTS PROGRAM

  The Company's Matching Gifts Program is available to the Company's directors, full-time consultants and employees. Under the Matching Gifts Program, the Company will match gifts made by a participant to eligible institutions including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Company provides the gifts directly to the institution. The Company double matches gifts by a director not in excess of $1,000 and gifts by any other participant not in excess of $500. The annual amount of Company matching gifts for any director may not exceed $40,000, and for any other participant may not exceed $20,000. The amounts of the matching gifts made by the Company in 1995 for each of the participating directors were as follows: $26,300 for Mr. Adkerson; $35,500 for Mr. Bruce; $38,859 for Mr. Coleman; $40,000 for Mr. Day; $21,000 for Mr. Harrison; $29,000
for Mr. Kissinger; $24,200 for Mr. Lackey; $2,549 for Mr. Latiolais; $5,500 for Ms. McDonald; $40,000 for Mr. Moffett; $40,000 for Mr. Putnam; $40,000 for Mr. Rankin; and $40,000 for Mr. Woods.

SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Company's Common Stock and depositary units representing limited partnership interests in FRP ("FRP Units") by (i) each director and nominee of the Company,
(ii) each executive officer for whom compensation information is disclosed under the heading "Executive Officer Compensation" and

(iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC") based on information furnished by such persons. The Company serves as a managing general partner of FRP and, as of December 31, 1995, owned approximately 51.5% of the outstanding partnership interests of FRP. Unless otherwise indicated, all information is presented as of December 31, 1995 and all shares or units shown are held with sole voting and investment power.

                               NUMBER OF SHARES OF
                                   COMMON STOCK        NUMBER OF FRP UNITS
 NAME OF BENEFICIAL OWNER    BENEFICIALLY OWNED(1)(2) BENEFICIALLY OWNED(1)
 ------------------------    ------------------------ ---------------------
Richard C. Adkerson                    58,760(3)(4)               --
Robert W. Bruce III                   607,879(5)                  --
Thomas B. Coleman                      14,768(6)              15,968(6)
Robert A. Day                          10,564(7)                  62
Charles W. Goodyear                    58,504(3)(8)               --
William B. Harrison, Jr.                2,021(9)                  --
Henry A. Kissinger                      8,792                     --
Bobby Lee Lackey                       10,276(10)                 85(10)
Rene L. Latiolais                      78,904(3)                 707(11)
Gabrielle K. McDonald                     483                     --
George A. Mealey                       45,364(3)               2,269
James R. Moffett                      306,714(3)(12)          39,600(12)
George Putnam                          37,214(13)                 --
B.M. Rankin, Jr.                      159,494(14)             60,800(14)
J. Taylor Wharton                       6,791(15)             11,080(15)
Ward W. Woods, Jr.                     16,984                     --
All directors and executive
 officers as a group
 (19 persons)                       1,471,665(3)(16)         133,745(16)

---------
(1) With the exception of Mr. Bruce (who beneficially owns 2.2% of the outstanding Common Stock) and Mr. Moffett (who beneficially owns 1.1% of the outstanding Common Stock), each individual holds less than 1% of the outstanding Common Stock and FRP Units, respectively.
(2) Includes shares that could be acquired within sixty days after December 31, 1995, upon the exercise of options granted pursuant to the Company's stock option plans, as follows: Mr. Adkerson, 57,889 shares; Mr. Bruce, 6,213 shares; Mr. Coleman, 9,834 shares; Mr. Day, 8,913 shares; Mr. Goodyear, 57,889 shares; Mr. Harrison, 1,321 shares; Mr. Kissinger, 7,992 shares; Mr. Lackey, 9,834 shares; Mr. Latiolais, 47,726 shares; Ms. McDonald, 440 shares; Mr. Mealey, 40,910 shares; Mr. Putnam, 9,834 shares; Mr. Rankin, 9,834 shares; Mr. Wharton, 1,321 shares; Mr. Woods, 9,834 shares; all directors and executive officers as a group, 310,437 shares.

 (3) Includes shares held by the trustee under the Company's Employee Capital Accumulation Program for the benefit of such individuals, as follows: Mr. Adkerson, 722 shares; Mr. Goodyear, 605 shares; Mr. Latiolais, 2,850 shares; Mr. Mealey, 1,804 shares; Mr. Moffett, 4,213 shares; all directors and executive officers as a group, 15,651 shares.
 (4) Includes 149 shares held in a retirement trust for the benefit of Mr. Adkerson.
 (5) Includes 600,000 shares held by a limited partnership with respect to which Mr. Bruce shares voting and investment power.
 (6) Includes (a) 4,623 shares of Common Stock and 7,500 FRP Units held by three trusts established for the benefit of Mr. Coleman's three daughters and (b) 8,468 FRP Units held for the benefit of such trusts under FRP's Depositary Unit Reinvestment Plan (the "FRP Plan"), all with respect to which Mr. Coleman has sole voting and investment power but as to which he disclaims beneficial ownership.
 (7) Includes 800 shares held by accounts and funds managed by affiliates of a corporation in which Mr. Day is the chief executive officer and a stockholder, with respect to which he shares voting and investment power but as to which he disclaims beneficial ownership.
 (8) Includes 10 shares held in a retirement trust for the benefit of Mr. Goodyear.
 (9) Includes 200 shares owned by Mr. Harrison's wife.
(10) Includes 239 shares of Common Stock and 25 FRP Units held in a retirement trust for the benefit of Mr. Lackey and 60 FRP Units held for the benefit of Mr. Lackey under the FRP Plan.
(11) Includes 573 FRP Units held for the benefit of Mr. Latiolais under the FRP Plan.
(12) Includes 32,124 shares of Common Stock and 39,600 FRP Units held for the benefit of a trust with respect to which Mr. Moffett, as a co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership.
(13) Includes (a) 538 shares held by a charitable trust with respect to which Mr. Putnam, as co-trustee, shares voting and investment power and (b) 24,591 shares held by mutual funds with respect to which Mr. Putnam shares voting and investment power, all as to which Mr. Putnam disclaims beneficial ownership.
(14) Includes 57,831 shares of Common Stock and 21,000 FRP Units with respect to which Mr. Rankin has sole voting and investment power under a power of attorney but as to which he disclaims beneficial ownership. Includes 9,800 FRP Units with respect to which Mr. Rankin shares investment power under a power of attorney but as to which he disclaims beneficial ownership.
(15) Includes 2,119 shares of Common Stock and 10,000 FRP Units held by Mr. Wharton's wife and 1,129 shares of Common Stock held by Mr. Wharton as custodian for his daughters. Includes FRP Units held under the FRP Plan as follows: 469 FRP Units for the benefit of Mr. Wharton, 325 FRP Units for the benefit of Mr. Wharton's wife and 286 FRP Units for the benefit of Mr. Wharton as custodian for his daughters.
(16) Represents approximately 5.2% of the outstanding Common Stock and less than 1% of the outstanding FRP Units.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the ownership of the Company's Common Stock by each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the SEC based on information furnished by such persons. Unless otherwise indicated, all information is presented as of December 31, 1995, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                             NUMBER OF SHARES  PERCENT
                NAME AND ADDRESS            BENEFICIALLY OWNED OF CLASS
                ----------------            ------------------ --------
      Janus Capital Corporation                 1,845,666(1)      6.7%
       100 Fillmore, Suite 300
       Denver, Colorado 80206-4923
      Merrill Lynch & Co., Inc.                 4,445,919(2)     16.0%
       World Financial Center, North Tower
       250 Vesey Street
       New York, New York 10281
      Oppenheimer Group, Inc.                   2,815,800(3)     10.2%
       Oppenheimer Tower
       World Financial Center
       New York, New York 10281
      The Equitable Companies Incorporated      1,647,416(4)      5.9%
       787 Seventh Avenue
       New York, New York 10019

---------
(1) Based on the Schedule 13G dated February 13, 1996 that Janus Capital Corporation filed with the SEC, Janus Capital Corporation shares voting and investment power with respect to all shares shown but disclaims beneficial ownership of such shares.
(2) Based on the Schedule 13G dated February 13, 1996 that Merrill Lynch & Co., Inc. filed with the SEC, Merrill Lynch & Co., Inc., through its affiliates, shares voting and investment power with respect to all shares shown but disclaims beneficial ownership of such shares.
(3) Based on the Schedule 13G dated February 1, 1996 that Oppenheimer Group, Inc. filed with the SEC, Oppenheimer Group, Inc., through its affiliates, shares voting and investment power with respect to all shares shown but disclaims beneficial ownership of such shares.
(4) Based on the Schedule 13G dated February 9, 1996 that The Equitable Companies Incorporated filed with the SEC, The Equitable Companies Incorporated, through its affiliates, has sole voting power with respect to 1,265,419 shares, shares voting power with respect to 164,166 shares and has sole investment power with respect to all 1,647,416 shares, but disclaims beneficial ownership of all such shares.

EXECUTIVE OFFICER COMPENSATION

  The following table sets forth certain information regarding the compensation that the Company paid to its chief executive officer and each of its four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers"). The Named Executive Officers also received compensation from FCX.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                                                -------------------
                                  ANNUAL COMPENSATION             AWARDS   PAYOUTS
                          ------------------------------------  ---------- --------
                                                                SECURITIES
                                                                UNDERLYING
      NAME AND                                   OTHER ANNUAL    OPTIONS/    LTIP     ALL OTHER
 PRINCIPAL POSITION  YEAR   SALARY     BONUS    COMPENSATION(1)    SARS    PAYOUTS  COMPENSATION(2)
 ------------------  ---- ---------- ---------- --------------  ---------- -------- --------------
James R. Moffett     1995 $1,250,000 $2,480,664    $499,822(3)        --   $730,988    $100,308
 Chairman of the     1994  1,250,000  3,149,900     538,418(3)        --    566,500      83,553
 Board               1993    661,500         --     543,999(3)        --    791,000      48,332
Rene L. Latiolais    1995    700,000  2,167,953      69,305(4)        --    292,388      50,825
 President and Chief 1994    700,000  2,263,900      85,464(4)        --    226,600      44,303
 Executive Officer   1993    325,000    300,000     410,734      124,200    316,400      23,992
George A. Mealey     1995    600,000    791,950      43,232           --    292,388      45,053
 Executive Vice      1994    600,000  1,476,500       7,731           --    226,600      35,790
 President           1993    300,000    250,000      10,255           --    158,200      22,984
Richard C. Adkerson  1995    500,000    950,340      89,617(5)        --    146,194      39,346(6)
 Vice Chairman of    1994    500,000  1,476,500       8,914      110,100    113,300      31,830(6)
 the Board           1993    250,000    200,000       8,776       82,800    158,200      28,367(6)
Charles W. Goodyear  1995    500,000  1,077,493       3,494           --    146,194      25,000
 Executive Vice      1994    500,000  1,476,500       6,113      110,100    113,300      23,250
 President           1993    250,000    200,000       4,415       82,800    158,200      12,500

---------
(1) In addition to items disclosed in notes 3, 4 and 5, includes the Company's payments of taxes in connection with certain benefits the Company provided to each Named Executive Officer in the following respective amounts for 1995, 1994 and 1993: Mr. Moffett, $40,422, $38,398 and $23,471; Mr.
    Latiolais, $26,496, $23,402 and $410,734; Mr. Mealey, $43,232, $7,731 and
    $10,255; Mr. Adkerson $32,909, $8,914 and $8,776; and Mr. Goodyear, $3,494,
    $6,113 and $4,415. Does not include perquisites that the Company provided to each Named Executive Officer unless the aggregate amount in any year exceeded $50,000.

(2) Comprised of (a) the Company's contributions to defined contribution plans,
    (b) the Company's premium payments for universal life insurance policies and (c) director fees as follows:

                                                                LIFE
                                                    PLAN      INSURANCE DIRECTOR
                    NAME                   YEAR CONTRIBUTIONS PREMIUMS    FEES
                    ----                   ---- ------------- --------- --------
   Mr. Moffett............................ 1995    $62,500     $29,808   $8,000
                                           1994     60,766      15,787    7,000
                                           1993     33,075       8,257    7,000
   Mr. Latiolais.......................... 1995     35,000       7,825    8,000
                                           1994     33,273       5,030    6,000
                                           1993     16,250       3,742    4,000
   Mr. Mealey............................. 1995     30,000      15,053       --
                                           1994     28,263       7,527       --
                                           1993     15,001       7,983       --
   Mr. Adkerson........................... 1995     25,000       2,646    4,000
                                           1994     23,250       1,180       --
                                           1993     12,500       1,317       --
   Mr. Goodyear........................... 1995     25,000          --       --
                                           1994     23,250          --       --
                                           1993     12,500          --       --


(3) Includes $459,400, $500,020 and $520,528 of perquisites that the Company provided to Mr. Moffett in 1995, 1994 and 1993, respectively, consisting of
    (a) $270,000 of principal payments of a non-interest bearing loan to Mr. Moffett from the Company that were forgiven in each year, (b) $62,606, $80,793 and $92,925 of imputed interest in 1995, 1994 and 1993, respectively, on such loan, (c) $40,000 of matching gifts under the Matching Gifts Program during each year, (d) $19,000 for financial counseling and tax return preparation and certification services during each year, and (e) $67,794, $90,227 and $98,603 of additional income recognized for federal income tax purposes by Mr. Moffett for use of the Company's aircraft in 1995, 1994 and 1993, respectively.
(4) Includes $42,809 and $62,062 of perquisites that the Company provided to Mr. Latiolais in 1995 and 1994, respectively, consisting of (a) $2,549 and $4,849 of matching gifts under the Matching Gifts Program during 1995 and 1994, respectively, (b) $20,000 and $20,360 for financial counseling and tax return preparation and certification services in 1995 and 1994, respectively, and (c) $20,260 and $36,853 of additional income recognized for federal income tax purposes by Mr. Latiolais for his use of the Company's aircraft in 1995 and 1994, respectively.
(5) Includes $56,708 of perquisites that the Company provided to Mr. Adkerson consisting of (a) $26,300 of matching gifts under the Company's Matching Gifts Program, (b) $4,717 for financial counseling and tax return preparation and certification services, and (c) $25,691 of additional income recognized for federal income tax purposes by Mr. Adkerson for his use of the Company's aircraft.

(6) Includes $7,700, $7,400 and $14,550 of scholarships the Company provided in 1995, 1994 and 1993, respectively, for the benefit of one or more of Mr. Adkerson's sons.

                              ------------------

  The following table sets forth information with respect to any exercises of Company stock options and SARs in 1995 by each of the Named Executive Officers and all outstanding Company stock options and SARs held by each of the Named Executive Officers as of December 31, 1995.

                     AGGREGATE OPTION/SAR EXERCISES IN 1995
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1995

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS
                           SHARES                   DECEMBER  31, 1995       AT DECEMBER 31, 1995
                          ACQUIRED      VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE  REALIZED   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
James R. Moffett........   366,275   $11,642,850           --/34,094          $       --/$589,710
Rene L. Latiolais.......        --            --      142,859/31,749          2,708,783/  562,111
George A. Mealey........    34,548     1,055,129       61,364/20,456          1,061,389/  353,819
Richard C. Adkerson.....        --            --       88,010/29,365          1,682,420/  514,648
Charles W. Goodyear.....        --            --       84,342/29,365          1,608,835/  514,648

  The following table sets forth information with respect to all long-term incentive plan awards made in 1995 by the Company to each of the Named Executive Officers.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1995

                               PERFORMANCE
                     NUMBER OF  OR OTHER     ESTIMATED FUTURE PAYOUTS
                      SHARES,    PERIOD          UNDER NON-STOCK
                       UNITS      UNTIL        PRICE-BASED PLANS(2)
                     OR OTHER  MATURATION  ----------------------------
       NAME          RIGHTS(1)  OR PAYOUT  THRESHOLD   TARGET   MAXIMUM
       ----          --------- ----------- --------- ---------- -------
James R. Moffett      16,666    12/31/98      N/A    $1,175,953   N/A
Rene L. Latiolais     12,500    12/31/98      N/A       882,000   N/A
George A. Mealey       6,666    12/31/98      N/A       470,353   N/A
Richard C. Adkerson    6,666    12/31/98      N/A       470,353   N/A
Charles W. Goodyear    6,666    12/31/98      N/A       470,353   N/A

---------
(1) Represents the number of performance units covered by the Company's performance award grant in 1995 under the Company's 1992 Long-Term Performance Incentive Plan (the "Long-Term Plan"), which performance units were credited to the Named Executive Officer's performance award account.
    As of December 31 of each year, each Named Executive Officer's performance award account will be credited with an amount equal to the Annual Earnings Per Share or Net Loss Per Share (as defined in the Long-Term Plan) for that year multiplied by the number of performance units then credited to such performance award account. Annual Earnings Per Share or Net Loss Per Share includes the net income or net loss of each majority-owned subsidiary of the Company that is attributable to equity interests that are not owned by the Company. The Corporate Personnel Committee may, however, in its discretion, prior to crediting the Named Executive Officers' performance award accounts with respect to a particular year, reduce or eliminate the amount of the Annual Earnings Per Share that otherwise would be credited to any performance award account for such year. The balance in such performance award account is generally paid as soon as practicable on or after December 31 of the year in which the third anniversary of the performance unit grant.
(2) There are no "threshold," "target" or "maximum" amounts payable with respect to Long-Term Plan awards. The amounts set forth in this table under "Target" are representative amounts based on the adjusted Annual Earnings Per Share for 1995, as determined by the Committee.

                               -----------------

  The following table sets forth the estimated annual benefits payable upon retirement at the age of sixty-five under the defined benefit plans of the Company to an employee in the compensation and years of service classifications specified. The benefits payable to an employee hired prior to January 1, 1986 are set forth below without parentheses and the benefits payable to an employee hired on or after January 1, 1986 are set forth below within parentheses.

                               PENSION PLAN TABLE

                                     YEARS OF SERVICE
              -------------------------------------------------------------------
REMUNERATION     15        20          25          30          35          40
------------  --------  ---------  ----------  ----------  ----------  ----------
$  250,000    $ 75,000  $ 100,000  $  125,000  $  137,500  $  150,000  $  162,500
               (60,938)   (81,250)   (101,563)   (121,875)   (142,188)   (162,500)
   300,000      90,000    120,000     150,000     165,000     180,000     195,000
               (73,125)   (97,500)   (121,875)   (146,250)   (170,625)   (195,000)
   400,000     120,000    160,000     200,000     220,000     240,000     260,000
               (97,500)  (130,000)   (162,500)   (195,000)   (227,500)   (260,000)
   450,000     135,000    180,000     225,000     247,500     270,000     292,500
              (109,688)  (146,250)   (182,813)   (219,375)   (255,938)   (292,500)
   500,000     150,000    200,000     250,000     275,000     300,000     325,000
              (121,875)  (162,500)   (203,125)   (243,750)   (284,375)   (325,000)
 1,000,000     300,000    400,000     500,000     550,000     600,000     650,000
              (243,750)  (325,000)   (406,250)   (487,500)   (568,750)   (650,000)
 2,000,000     600,000    800,000   1,000,000   1,100,000   1,200,000   1,300,000
              (487,500)  (650,000)   (812,500)   (975,000) (1,137,500) (1,300,000)
 3,000,000     900,000  1,200,000   1,500,000   1,650,000   1,800,000   1,950,000
              (731,250)  (975,000) (1,218,750) (1,462,500) (1,706,250) (1,950,000)

  Under the Company's defined benefit plans, each employee who retires on or after reaching the normal retirement age of sixty-five becomes entitled to a life annuity in an amount dependent on length of service and "average annual earnings," offset by a percentage of the employee's covered compensation multiplied by the number of the employee's years of service, as calculated in accordance with the Internal Revenue Code of 1986, as amended. "Average annual earnings" is defined as the average earnings in the three calendar years out of the last ten calendar years of employment prior to the employee's retirement or normal retirement date, whichever occurs first, for which such employee received the highest earnings. Earnings for this purpose generally include annual base salary (see "Salary" in the Summary Compensation Table above) for the years in question plus 50% of bonuses (see "Bonus" in the Summary Compensation Table above) for such years to the extent not deferred by the employee. The compensation classifications set forth in the Pension Plan Table above are "average annual earnings." The length of service includes for these purposes the number of years an officer or employee may have served with the Company's predecessors.

  The earnings of the Named Executive Officers for 1995 only (as opposed to their "average annual earnings") covered by the defined benefit plans of the Company were as follows (with their years of credited service under the plans at December 31, 1995 shown in parentheses): Mr. Moffett, $2,490,332 (15 years); Mr. Latiolais, $1,783,977 (31 years); Mr. Mealey, $995,975 (20 years); Mr.
Adkerson, $975,170 (7 years); Mr. Goodyear, $1,038,747 (7 years). Messrs. Moffett, Latiolais and Mealey were hired prior to January 1, 1986, and Messrs. Adkerson and Goodyear were hired after January 1, 1986.

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee (the "Committee") is composed of five independent directors, none of whom is an employee of the Company. The Committee met three times in 1995. The Committee determines the compensation of the Chief Executive Officer and other executives ("Executive Officers") of the Company and administers the annual incentive plan, the long-term incentive plans, and the stock option plans of the Company.

  In addition, the Committee reviews the results of an annual comparison of Company performance relative to the group of oil, chemical and mining companies comprising the group of peer issuers (the "Peer Group") whose cumulative total shareholder return is compared in the performance graph included in this Proxy Statement under the heading "Performance Graph." The review is conducted by an independent executive compensation consultant to help the Committee ensure that overall executive compensation levels relate appropriately to Company performance when compared to performance of the Peer Group. Provided below in the section entitled "Annual Cash Awards" is a listing of the financial performance factors covered in the annual comparison of Company performance, and a summary of the Company's operational and strategic accomplishments during 1995 considered by the Committee.

  The Committee uses the policies described below as a framework for the compensation programs in which the Executive Officers participate.

Base Salaries

  Base salaries of the Executive Officers are established at appropriate levels after consideration of each executive's responsibilities and market salaries for similarly situated executive officers in other organizations. Such organizations generally are not included in the Peer Group, but are organizations whose restructuring, corporate financing and other activities are considered comparable to those accomplished by the Company under the direction of the Executive Officers in recent years. None of the Executive Officers received increases in their base salaries during 1995.

Annual Cash Awards

  The annual incentive plan of the Company is designed to provide incentives, in the form of annual cash awards, to senior executives whose performance can have a major impact on the profitability and future growth of the Company.

  Under the terms of the annual incentive plan, in which the Chief Executive Officer and other Executive Officers participate, no awards will be made for any year if the five-year average return on investment (generally, consolidated net income divided by consolidated stockholders' equity and long-term debt, including the minority interests' share of subsidiaries' income and stockholders' equity) is less than 6%. During the five-year period ending in 1995, the average return on investment was 11.9%. When determining the aggregate awards granted under the annual incentive plan for 1995, the Committee considered as a guideline 2.5% of net cash provided by operating activities for such year, which amount is the maximum that may be awarded under the annual incentive plan to Executive Officers whose compensation is subject to the limitation on deductible compensation imposed by section 162(m) of the Internal Revenue Code ("Section 162(m)").

  The performance incentive awards program of the Company is designed to provide incentives, in the form of annual cash awards, to certain middle managers and executives who do not participate in the annual incentive plan described above. In 1995, each participant in the performance incentive awards program was assigned a guideline amount, expressed as a percentage of base salary, which when combined with base salary is generally designed to achieve total annual cash compensation substantially equal to 75th percentile Peer Group levels. Actual performance incentive awards have ranged from zero to a multiple of the target awards. As a result, the competitive position of total annual cash compensation for participants in the performance incentive awards program has varied substantially from year to year depending on performance.

  To determine the total amount available for incentive awards in 1995 within the plan limits and guidelines of both plans described above, the Committee considered certain Company financial performance factors and operational and strategic accomplishments achieved in 1995. These performance factors were not individually weighted.

  The financial performance factors considered included the percentage change in net cash provided by operating activities over the prior year, the percentage change in total managed net income (generally, consolidated net income plus the minority interests' share of subsidiaries' net income plus certain deferred gain) over the prior year, return on managed equity and return on investment. Results of these performance factors for 1995 were compared to the Company's historical results during each of the last three fiscal years and to the estimated 1995 results and the actual results during such four-year period of the Peer Group.

  Operational and strategic accomplishments of the Company and its subsidiaries during 1995 considered by the Committee included: (i) the redemption, exchange and refinancing of over $1 billion principal amount of convertible debt, preferred stock and bank debt; (ii) negotiation of the sale to The RTZ Corporation PLC of approximately 24 million shares of FCX stock at a market value totaling $500 million; (iii) the renegotiation of and increase in bank credit facilities with current availability of over $1.1 billion at a lower borrowing rate; (iv) the distribution of the stock of FCX to Company stockholders; (v) a 33% increase in the Company's stock price between the date of the FCX spin-off and year end 1995; (vi) an increase of approximately $4 in the price of FRP depository units between December 31, 1994 and December 31, 1995, representing a return of approximately 44% to unitholders (including distributions); (vii) the receipt by FRP of an investment grade senior debt rating from Standard & Poor's, one of the few master limited partnerships with such a rating; (viii) the restructuring of the IMC-Agrico Company ("IMC-Agrico") export marketing activities to provide stronger customer contacts, which led to improved contract structure with the Chinese; (ix) the successful management of IMC-Agrico's production activities and international sales opportunities to balance demand during a weaker than expected domestic spring season; (x) the acquisition by IMC-Agrico of the animal feed ingredients business of Mallinckrodt Group Inc., providing IMC-Agrico with end product diversification allowing maximization of value for core underlying phosphate rock and phosphoric acid assets and growth opportunities at an attractive valuation multiple; (xi) the successful integration of the sulphur assets acquired from Pennzoil Sulphur Co., with an increase in Culberson Mine sulphur production of 55% over preacquisition levels and cash production costs at Culberson more than 10% below projected levels; (xii) the transporting of sulphur volumes in excess of 5 million tons, an all time record; (xiii) the achievement of Main Pass oil production in excess of projected levels; and
(xiv) the enhancement of Main Pass oil reserves through G-sand development activities.

  After reviewing these performance factors, the Committee concluded that financial results of the Company for 1995 exceeded the Company's 1994 results and exceeded Peer Group medians for financial performance factors considered (with the exception of the percentage change in net cash provided by operating activities, which decreased as a direct result of the successful spin-off of FCX) and that operational and strategic accomplishments exceeded expectations. Based on its review, the Committee approved an incentive pool for the annual incentive plan of 2.0% of net cash provided by operating activities, which is less than the stockholder approved maximum provided for under the plan, and each individual award under the annual incentive plan for 1995 was at or below individual plan guidelines. The specific amounts awarded to each Executive Officer participating in the plan for 1995, including the Chief Executive Officer, are shown in the "Bonus" column of the Summary Compensation Table.

  Performance awards for those Executive Officers participating in the performance incentive awards program in 1995 generally approximated 200% of their guideline amounts to recognize the improvement in the Company's performance.

Stock Options and Long-Term Incentives

  Stock option and cash long-term incentive award guidelines are intended to provide a total potential value that is greater than the value of annual cash compensation to reinforce the importance of shareholder value creation. Executive Officers participate in three long-term incentives: stock options, freestanding stock appreciation rights ("SARs") and performance units. Award guidelines for these incentives are expressed as a fixed number of options, rights or units, as the case may be, that vary according to the position level of each participating Executive Officer. The guidelines were originally developed by the Committee and confirmed by a review of compensation practices of the Peer Group conducted by an independent executive compensation consultant. The total value of long-term incentive awards is generally intended to produce total compensation based on future performance that exceeds 75th percentile levels of the Peer Group for the Executive Officers. Stock options and SARs are generally emphasized over performance units.

  The Committee encourages Executive Officers to accumulate significant equity ownership in the Company by granting stock options. Grants of SARs are also made to provide Executive Officers the means to hold the shares of Common Stock acquired upon exercise of their stock options and to add to their ownership position in the Company. Each SAR represents the right to receive a cash payment equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR. The exercise price of a stock option or an SAR is equal to the fair market value of a share of Common Stock on the date of grant of such stock option or SAR.

  No stock option or SAR grants were made in 1995 to Executive Officers.

  The Committee supplements stock option grants to Executive Officers with annual grants of performance units. Performance units are designed to link a portion of executive compensation to cumulative earnings per share because the Company believes that sustained profit performance will help support increases in shareholder value. Each performance unit covered by a performance award is credited annually with an amount equal to the annual earnings per share as defined in the plan (generally consolidated net income (or net loss) per share plus minority interests' share of net income (or net loss) per share) until the valuation date for such performance award, which is generally December 31 of the year in which the third anniversary of the grant occurs. Such credits are generally paid as soon as practicable after such valuation date. The performance units granted to certain Executive Officers for 1995, including the Chief Executive Officer, are shown in the table entitled "Long-Term Incentive Plans--Awards in 1995."

  Under Section 162(m) no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million. Section 162(m) provides for the exclusion of compensation that qualifies as performance based from the compensation that is subject to such deduction limitation. It is the policy of the Company that the components of executive compensation that are inherently performance based should qualify for such exclusion from the deduction limitation under Section 162(m). Those components consist of the annual incentive awards, stock options, SARs and performance units discussed above. The Board of Directors recommended and stockholders approved at their 1994 annual meeting, amendments to the Annual Incentive Plan and the 1992 Long-Term Performance Incentive Plan that were designed to qualify compensation payable thereunder for deductibility under Section 162(m). The Company is now seeking stockholder approval of amendments to the Annual Incentive Plan and the 1992 Long-Term Performance Incentive Plan at the Meeting to ensure that compensation paid through these plans will continue to be fully deductible. The Company anticipates that the components of individual executive compensation for each highly compensated Executive Officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) should not exceed $1 million in any given year for most such Executive Officers, respectively, and should therefore qualify for deductibility in most instances.

     Robert W. Bruce III, Chairman             J. Taylor Wharton
     William B. Harrison, Jr.                  Ward W. Woods, Jr.
     George Putnam

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Corporate Personnel Committee are Messrs. Bruce, Harrison, Putnam, Wharton and Woods. During 1995, William H. Cunningham also served on the Committee until he resigned from the Board in December 1995. No Executive Officer served in 1995 as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or on the Company's Corporate Personnel Committee.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a group of peer issuers during 1991, 1992, 1993, 1994 and 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                             FREEPORT-MCMORAN INC.,
                           S&P 500 INDEX & PEER GROUP

                       [Performance Graph appears here]

                        1990    1991    1992    1993    1994    1995
                       ------- ------- ------- ------- ------- -------
Freeport-McMoRan Inc.  $100.00 $121.07 $114.88 $139.54 $136.90 $221.31
S&P 500                $100.00 $130.47 $140.41 $154.56 $156.60 $214.86
Peer Group             $100.00 $112.54 $122.77 $135.81 $144.03 $183.85


ASSUMES $100 INVESTED ON DECEMBER 31,
1990 IN FREEPORT-McMoRan INC. COMMON
STOCK, S&P 500 INDEX & PEER GROUP


* TOTAL RETURN INCLUDES THE ASSUMED
REINVESTMENT IN THE COMPANY'S COMMON
STOCK OF ALL CASH DIVIDENDS AND THE
CASH VALUE, AS DETERMINED BY THE
BOARD OF DIRECTORS, OF ALL PROPERTY               [Graphic describing plot
DIVIDENDS. PROPERTY DIVIDENDS DURING                    point symbols]
THE PERIOD SHOWN CONSISTED OF SHARES
OF COMMON STOCK OF FORMER
SUBSIDIARIES OF THE COMPANY THAT WERE
DISTRIBUTED ON A PRO RATA BASIS TO
THE COMPANY'S STOCKHOLDERS IN 1992,
1994 AND 1995, AND WERE VALUED AT
$1.05, $7.768 AND $108.41 PER SHARE
OF THE COMPANY'S COMMON STOCK,
RESPECTIVELY.

  The members of the peer group referred to in the performance graph above are Air Products & Chemicals Inc., Aluminum Co. of America, Amerada Hess Corp., Amoco Corp., Ashland Oil Inc., Burlington Northern Inc., Cyprus Amax Minerals Company, Dexter Corp., Dow Chemical Company, FMC Corp., Hercules Inc., Louisiana Land & Exploration Co., Murphy Oil Corp., Occidental Petroleum Corp., Olin Corp., Owens Corning Fiberglass Corp., Pennzoil Co., PPG Industries Inc., Union Pacific Corp., Unocal Corp., Pharmacia & Upjohn Inc., Valero Energy Corp. and The Williams Companies.

CERTAIN TRANSACTIONS

  During 1995 Mr. Rankin received certain compensation consisting of reimbursement for a portion of his office rent and the services of an executive secretary employed by the Company. The aggregate amount of such compensation in 1995 was $81,727. The Company and Mr. Rankin are parties to an agreement under which Mr. Rankin renders services to the Company relating to finance, accounting and business development. In consideration for such services, the Company pays Mr. Rankin an annual retainer totaling $56,000. The Company and a corporation wholly owned by Mr. Rankin have entered into an arrangement under which the Company is entitled to the use of a Cessna Citation II aircraft in which such corporation has an interest. Under the arrangement, the Company has agreed to pay such corporation charges, assessments and an annual fee that are directly related to the Company's use of the plane and a fixed monthly fee. In 1995 the Company paid such corporation $302,751 under this arrangement.

  Kissinger Associates, Inc. ("Kissinger Associates"), a corporation of which Mr. Kissinger is Chairman of the Board and the sole stockholder, provides to the Company advice and consultation on specified world political, economic, strategic and social developments affecting the Company's affairs. As compensation for such services, the Company has agreed to pay Kissinger Associates an annual fee and reasonable out-of-pocket expenses incurred in connection with providing such services. The Company paid Kissinger Associates $200,000 for services in 1995 under this arrangement.

  In recognition of the services of Mr. Moffett as Chairman of the Board of the Company, and to enhance the probability that such services will continue in the future, the Company made a non-interest bearing, non-transferable demand loan to him in 1988. As additional compensation for services, in 1995 the Company forgave $270,000 of the principal amount of such loan. In December 1995, Mr. Moffett paid the remaining loan balance of $540,000.

  John G. Amato served as General Counsel of the Company until August 1, 1995, but not as an employee of the Company. For legal services rendered to the Company and its subsidiaries through August 1, 1995, the Company paid Mr. Amato $875,000. The Company provided Mr. Amato with an office suite at the Company's headquarters, certain office equipment and the services of an executive secretary. Through August 1, 1995, Mr. Amato recognized additional taxable income in the amounts of $1,063 for nonbusiness use of the Company's external facilities and $109 for his nonbusiness use of the Company's aircraft.

  Mr. Coleman recognized additional taxable income in the amount of $4,293 for his nonbusiness use in 1995 of Company's aircraft.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks ratification by the stockholders of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1996. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                       AMENDMENT OF ANNUAL INCENTIVE PLAN

  The Board of Directors unanimously proposes that the stockholders approve the amendments to the Company's Annual Incentive Plan (the "Annual Plan"). The Annual Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the text of the Annual Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit A.

REASONS FOR PROPOSED CHANGES

  The Annual Plan serves as the Company's annual cash bonus plan for its most highly compensated executives. The proposed changes would expand the group eligible to participate, provide the Committee with greater flexibility as to the amounts of individual awards each year and serve to qualify awards under the Annual Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

  Certain persons whose services to the Company can have a major impact on its profitability and growth may not be employed by the Company or a subsidiary. Instead, some such persons are, or in the future may be, employed by other entities with which the Company contracts for management, executive and legal services. In order to allow all of the persons who can make substantial contributions to the Company's performance to participate in the Annual Plan, the Annual Plan is proposed to be amended to extend the eligibility provisions to include (i) providers of executive, management and legal services, if designated as participants by the Committee, and (ii) employees of entities in which the Company has an economic interest, if designated as subsidiaries of the Company by the Committee for purposes of the Annual Plan.

  The proposed amendments also are intended to provide the Committee with greater flexibility to set the level of individual awards on an annual basis, subject to an overall per person annual limit. The Annual Plan currently sets percentages applicable to certain executive officer positions. Under the proposed amendments, the Committee would consider and set the percentages at the beginning of each year.

  Section 162(m) limits tax deductions for executive compensation under certain circumstances. The limitations relate to the compensation of the Company's chief executive officer and the four other most highly paid executive officers. However, compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation satisfies the "performance-based" requirements of Section 162(m). Several of the amendments summarized below are intended to continue to qualify payments made under the Annual Plan as tax-deductible, performance-based compensation under the provisions of Section 162(m).

SUMMARY OF THE ANNUAL INCENTIVE PLAN AS PROPOSED TO BE AMENDED

General

  The stockholders originally approved the Annual Plan in 1987 and approved amendments to the Annual Plan in 1994. The purpose of the Annual Plan is to provide incentives for senior executives whose performance can have a major impact on the Company's profitability and future growth.

Administration

  Awards under the Annual Plan are made by the Committee, which currently consists of five members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m).

Eligible Participants

  The Annual Plan provides that the Committee may select salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) to receive awards under the Annual Plan, and determine the amounts of such awards. The proposed amendments expand the group of persons eligible to receive awards to include non-employees who provide management, executive and legal services to the Company or a subsidiary and any person who has agreed in writing to become a person eligible to participate within 30 days. Although all employees, officers and non-employee service providers are eligible to receive awards, the Company anticipates that approximately twelve officers will be considered for participation and that only a small number of those officers will participate in the Annual Plan. In 1996, four officers are expected to participate in the Annual Plan. The proposed amendments also define the term "subsidiary" as (i) any entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee.

Performance Awards

  Awards under the Annual Plan are paid from the plan funding amount (the "Plan Funding Amount"), which is equal to two and one-half percent of the Net Cash Provided by Operating Activities (as such term is defined in the Annual Plan) for the year with respect to which awards are made. The Annual Plan currently provides that the Committee may award less than the Plan Funding Amount for a given year and gives the Committee discretion to reduce or eliminate the amount of a participant's award. If the Plan Funding Amount exceeds the aggregate amount awarded in any year, the excess will not be available for awards with respect to future years. To ensure that the Annual Plan conforms with the requirements of Section 162(m), the proposed amendments specify that any reduction may not accrue to the benefit of any other participant in the Annual Plan who is subject to Section 162(m). In addition, under the proposed amendments, any adjustments to the Plan Funding Amount for material changes in accounting policies or practices, material acquisitions or dispositions of property or other unusual items must be specified at the time the participants' maximum percentages of the Plan Funding Amount are set or within the first 90 days of the year, if permitted under Section 162(m).

  The Annual Plan currently provides that, subject to the Committee's discretion to reduce the aggregate amount of awards paid with respect to a calendar year, the maximum percentages of the Plan Funding Amount that may be awarded to executive officers subject to Section 162(m) are as follows: 32% to the chief executive officer, 23% to the chief operating officer and 15% to any other participant subject to Section 162(m). The proposed amendments delete these specified percentages and grant the Committee discretion to assign participation percentages among the participants who are subject to Section 162(m) within 90 days after the beginning of the year with respect to which such awards will be paid, subject to a maximum annual award to any one employee of 60% of the Plan Funding Amount. This amendment is generally intended to provide the Committee with the flexibility to determine annually the level at which participants under the Annual Plan should be compensated for their personal contributions to the Company while allowing awards paid under the Annual Plan to continue to qualify as performance-based compensation under
Section 162(m).

  Awards may not be made under the Annual Plan with respect to any calendar year in which the average annual "Return on Investment" (as defined in the Annual Plan) for such year and the four preceding calendar years, after giving effect to any amounts awarded or credited with respect to such prior years and the amounts that would have been so awarded or credited with respect to such calendar year, is less than six percent.

  Subject to certification by the Committee, awards under the Annual Plan are paid in cash by February 28 of the year following the grant of such awards, unless a participant elects to defer some or all of such payments. The Annual Plan provides that unpaid deferred amounts will bear interest at the prime commercial lending rate of The Chase Manhattan Bank, N.A., and the proposed amendments eliminate the power of the Committee to designate a different rate other than the prime commercial lending rate of another major national bank headquartered in New York, New York.

Termination or Amendment of Annual Plan

  The Annual Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. However, no amendment or termination may adversely affect the awards previously made to a participant and deferred by such participant pursuant to the Annual Plan. Certain amendments to the Annual Plan will require stockholder approval in order for awards under the Annual Plan to continue to qualify as performance-based compensation under Section 162(m).

AWARDS UNDER THE AMENDED PLAN

  The following table sets forth the maximum awards under the Annual Plan, as proposed to be amended, that could have been made with respect to 1995 to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all persons other than the executive officers who will be participants in the Annual Plan during 1996, if the Annual Plan, as proposed to be amended, had been in effect in 1995.

                               NEW PLAN BENEFITS

                             ANNUAL INCENTIVE PLAN

                     NAME AND POSITION(1)                       DOLLAR VALUE (2)
                     --------------------                       ---------------
James R. Moffett, Chairman of the Board........................   $1,506,213
Rene L. Latiolais, President and Chief Executive Officer.......    2,409,940
Richard C. Adkerson, Vice Chairman of the Board................      783,230
Charles W. Goodyear, Executive Vice President..................    1,325,467
Executive Officer Group........................................    6,024,850
Non-Executive Officer Director Group...........................           --
Non-Executive Officer Employee Group...........................           --

---------
(1) George A. Mealey, one of the executive officers named in the Summary Compensation Table, retired from his position as Executive Vice President effective March 1, 1996, and will not receive any awards under the Annual Plan, as proposed to be amended.
(2) The amounts of awards under the Annual Plan for 1996 performance will be determined by reference to "Net Cash Provided by Operating Activities" for 1996 and are thus not determinable at this time. The amounts set forth in this column of this table are the maximum awards that could have been made with respect to 1995 if the Annual Plan, as proposed to be amended, had been in effect in 1995, excluding the Net Cash Provided by Operating Activities for the first six months of 1995 relating to FCX operations, and if the Committee had designated the per person percentages for 1995 that it has designated in 1996.

                               -----------------

  If the proposed amendments are not approved by the stockholders, no awards will be paid under the Annual Plan to executive officers subject to Section 162(m) for 1996. In that event, the Committee may decide to pay any such officer a cash bonus other than the bonus provided for in the Annual Plan. In addition, the Annual Plan, as proposed to be amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements with Annual Plan participants.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE ANNUAL PLAN

  Approval of the proposed amendments to the Annual Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE ANNUAL PLAN.

             AMENDMENT OF 1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

  The Board of Directors unanimously proposes that the stockholders approve the amendments to the Company's 1992 Long-Term Performance Incentive Plan (the "Long-Term Plan"). The Long-Term Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the text of the Long-Term Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit B.

REASONS FOR THE PROPOSED CHANGES

  The Long-Term Plan serves as a long-term incentive plan for senior executives based upon Company performance over a four-year period. The proposed changes would expand the group eligible to participate, provide the Committee with greater flexibility as to the amounts of individual awards each year and serve to qualify awards under the Long-Term Plan as performance-based compensation under Section 162(m).

  Certain persons whose services to the Company can have a major impact on its profitability and growth may not be employed by the Company or a subsidiary. Instead, some such persons are, or in the future may be, employed by other entities with which the Company contracts for management, executive and legal services. In order to allow all of the persons who can make substantial contributions to the Company's performance to participate in the Long-Term Plan, the Long-Term Plan is proposed to be amended to extend the eligibility provisions to include (i) providers of executive, management and legal services, if designated as participants by the Committee and (ii) employees of entities in which the Company has an economic interest, designated as subsidiaries of the Company by the Committee for purposes of the Long-Term Plan.

  The proposed amendments also are intended to provide the Committee with greater flexibility to set the level of individual awards on an annual basis, subject to an annual per person limit. The Long-Term Plan currently fixes the number of performance units to be granted to persons holding certain executive officer positions. Under the proposed amendments, the Committee would determine at the beginning of each year the number of performance units to be awarded to participants, subject to a per person annual maximum of 75,000 units.

  Section 162(m) limits tax deductions for executive compensation under certain circumstances. The limitations relate to the compensation of the Company's chief executive officer and the four other most highly paid executive officers. However, certain compensation is tax deductible without regard to the limitation imposed by Section 162(m) if the compensation satisfies the requirements for "performance-based" compensation under Section 162(m). Several of the amendments summarized below are intended to continue to qualify payments made under the Long-Term Plan as tax-deductible, performance-based compensation under the provisions of Section 162(m).

SUMMARY OF THE LONG-TERM PLAN AS PROPOSED TO BE AMENDED

General

  The Board of Directors originally approved the Long-Term Plan in 1992. In 1994, the Board amended the Long-Term Plan and the stockholders approved such amendments. The purpose of the Long-Term Plan is to provide incentive awards for senior executives whose performance can have a major impact on the Company's profitability and future growth.

Administration

  Performance awards under the Long-Term Plan are made by the Committee, which currently consists of five members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m).

Eligible Participants

  The Long-Term Plan provides that the Committee may select salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) for participation in the Long-Term Plan. The proposed amendments expand the group of persons eligible to receive awards to include non-employees who provide management, executive and legal services to the Company or a subsidiary and any person who has agreed in writing to become a person eligible to participate within 30 days. Although all employees, officers and non-employee service providers are eligible to receive performance awards, the Company anticipates that only approximately twenty-five officers and fifteen employees will be considered for participation and that approximately fifteen of those officers and five of those employees will participate in the Long-Term Plan. In 1996, fourteen officers and two employees have been designated as participants in the Long-Term Plan. The proposed amendments also expand the definition of the term "subsidiary" to include an entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee. A participant may hold more than one outstanding performance award at any time.

Performance Awards

  A performance award consists of a number of performance units credited to a performance award account for each participant. The Long-Term Plan currently specifies the number of performance units that may be granted annually to the chief executive officer (16,666 units), the chief operating officer (12,500 units) and other participants who are subject to Section 162(m) (6,666 units). The proposed amendments delete these specified amounts and grant the Committee discretion to award performance units to participants who are subject to
Section 162(m) within 90 days after the beginning of the year, subject to a maximum annual award to any one employee of 75,000 performance units.

  On December 31 of each year, each performance award account is credited with an amount equal to the "Annual Earnings Per Share" or "Net Loss Per Share," as defined in the Long-Term Plan, for each performance unit then credited to such account. The balance in the account is paid to the participant in cash as soon as practicable after December 31 of the year in which the third anniversary of the award occurs, unless, in certain cases, the participant's employment with the Company terminates prior to that date.

  Under the Long-Term Plan, the Committee may, in its sole discretion, suspend the making of credits that otherwise would have been made to performance award accounts belonging to all or certain participants. The Committee may also determine that account balances will bear interest during any such suspension period, except that under the proposed amendments, account balances of participants subject to Section 162(m) will not bear interest.

  A participant may elect to defer for up to ten years the payment of all or a portion of any amount to which he or she has become entitled. Subject to the Committee's discretion to establish a different rate of interest, unpaid deferred amounts will bear interest at the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. Under the proposed amendments, the Committee no longer will have the discretion to specify a different rate or manner of determining the amount of interest other than the prime commercial lending rate of a major national bank headquartered in New York, New York.

  The number of all performance units outstanding at any time under the Long-Term Plan may not exceed 500,000. Performance units that have been forfeited, or with respect to which payment has been made or deferred, are not considered to be outstanding. No performance awards may be granted under the Long-Term Plan after December 31, 1997.

Termination of Employment

  If a participant's employment with the Company or one of its subsidiaries terminates prior to December 31 of the year in which the third anniversary of the award occurs for any reason other than death, disability or retirement (and other than within two years of a change in control of the Company), the unpaid balance in such participant's performance award account (other than amounts that would have been paid if not deferred) is forfeited. However, unless the participant is discharged for dishonesty or similar serious misconduct directly related to the performance of the participant's duties, the Committee may elect, in special mitigating circumstances, to determine that no such forfeiture will occur. If termination of employment is by reason of death, disability, retirement, or is within two years following a change in control, performance award account balances will be paid to such participant as soon as practicable after December 31 of the year in which such termination occurs. If a participant's employment with the Company is terminated, but the participant continues to be employed by a Related Entity, as defined in the Plan, the participant's performance award account will continue to be credited under the terms of the Long-Term Plan as if there had been no change in the participant's employment status. In addition, the Committee may pay a supplemental amount to a former participant, other than a participant who is at the time of payment subject to Section 162(m), determined as if the term of a performance award of such former participant had been extended for up to an additional three years after the date of such participant's termination.

Termination or Amendment of the Long-Term Plan

  The Long-Term Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. However, no such amendment or termination may adversely affect the amounts previously credited to a participant's performance award account. Certain amendments to the Long-Term Plan will require stockholder approval in order for awards under the Long-Term Plan to continue to qualify as performance-based compensation under Section 162(m).

  The Long-Term Plan currently provides that the Committee may terminate the Long-Term Plan and make a lump sum payment of unpaid performance units accrued under the Long-Term Plan. In order to ensure that the Long-Term Plan conforms with the requirements of Section 162(m), the proposed amendments provide that if the Committee terminates the Long-Term Plan, any payment to a participant who is subject to Section 162(m) with respect to accrued, unpaid performance units must be discounted to reflect present value.

Other Changes

  Several additional amendments, which are indicated in the Long-Term Plan attached as Exhibit B hereto, are intended to conform the remainder of the Long-Term Plan with the proposed amendments described above and to address technical issues in connection with the Section 162(m) limitations.

AWARDS UNDER THE AMENDED PLAN

  The following table sets forth the benefits under the Long-Term Plan, as proposed to be amended, that have been granted, subject to stockholder approval of the proposed amendments, to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, other than executive officers, as a group.

                               NEW PLAN BENEFITS

                   1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

                                                                       NUMBER
NAME AND POSITION(1)                                                 OF UNITS(2)
--------------------                                                 -----------
James R. Moffett, Chairman of the Board.............................   20,000
Rene L. Latiolais, President and Chief Executive Officer............   35,000
Richard C. Adkerson, Vice Chairman of the Board.....................    7,000
Charles W. Goodyear, Executive Vice President.......................   13,000
Executive Officer Group.............................................   75,000
Non-Executive Officer Director Group................................       --
Non-Executive Officer Employee Group................................   28,800

---------
(1) George A. Mealey, one of the executive officers named in the Summary Compensation Table, retired from his position as Executive Vice President effective March 1, 1996, and will not receive any awards under the Long-Term Plan, as proposed to be amended.
(2) The amounts of payments that may be made with respect to performance awards granted under the Long-Term Plan in 1996 will be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1996, 1997, 1998 and 1999 and thus are not determinable at this time.

                              ------------------

  If the proposed amendments are not approved by the stockholders, no payment will be made under the Long-Term Plan with respect to grants of performance units in 1996 to executive officers subject to Section 162(m). In that event, the Committee may decide to pay any such officer a cash bonus other than the bonus provided for in the Long-Term Plan. In addition, the Long-Term Plan, as proposed to be amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements with Long-Term Plan participants.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE LONG-TERM PLAN

  Approval of the proposed amendments to the Long-Term Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE LONG-TERM PLAN.

                     APPROVAL OF THE 1996 STOCK OPTION PLAN

  The Board of Directors unanimously proposes that the stockholders approve the 1996 Stock Option Plan (the "Stock Plan"), which is summarized below. The summary is qualified in its entirety by reference to the text of the Stock Plan, which is attached to this Proxy Statement as Exhibit C.

REASONS FOR THE PROPOSAL

  The Board of Directors of the Company believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. The Company's 1992 Stock Option Plan is currently in effect and stock options and other equity-based awards may still be granted under that plan with respect to 280,170 shares of Common Stock. In order that the Company may continue to motivate and reward its key personnel with stock-based awards at an appropriate level, the Board of Directors believes that it is important that a new equity-based plan be adopted at this time.

SUMMARY OF THE STOCK PLAN

Administration

  Awards under the Stock Plan are made by the Committee, which currently consists of five members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and qualifies as an "outside director" under Section 162(m) of the Code. The Committee has full power and authority to designate participants, set the terms of awards and to make any determinations necessary or desirable for the administration of the Plan.

Eligible Participants

  Officers and key employees of the Company and its existing or future subsidiaries, and officers and employees of any entity with which the Company has contracted to receive executive, management or legal services and who provide services to the Company under such arrangement, in each case who can make substantial contributions to the successful performance of the Company, are eligible to participate in the Stock Plan. The Committee may delegate to certain executive officers of the Company the power to make awards to eligible persons who are not executive officers or directors of the Company, subject to limitations to be established by the Committee. It is anticipated that the Committee's determinations of which eligible individuals will be granted awards and the terms thereof will be based on each individual's present and potential contribution to the success of the Company and its subsidiaries. It is estimated that approximately 725 persons will be eligible for awards under the Stock Plan; however, it is anticipated that only about ninety persons will be granted awards.

Number of Shares

  The maximum number of shares of Common Stock with respect to which awards payable in shares of Common Stock may be granted under the Stock Plan is 1,300,000. Awards that may be paid only in cash are not counted against the 1,300,000 share limit. However, grants of stock appreciation rights, limited rights and other stock-based awards not granted in tandem with options and payable only in cash may relate to no more than 1,300,000 shares. No individual may receive in any year awards under the Stock Plan, whether payable in cash or shares, that relate to more than 750,000 shares of Common Stock. Shares subject to awards that are forfeited or cancelled will again be available for award. In addition, to the extent that shares are delivered to pay the exercise price of options or are delivered or withheld by the Company in payment of the withholding taxes relating to an award under the Stock Plan, the number of shares withheld or delivered will again be available for grant under the Stock Plan. The shares to be delivered under the Stock Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares.

  On March 19, 1996, the closing price of a share of Common Stock on the New York Stock Exchange was $41.25.

Types of Awards

  Stock options, stock appreciation rights, limited rights and other stock-based awards may be granted under the Stock Plan in the discretion of the Committee. Options granted under the Stock Plan may be either non-qualified or incentive stock options. Only employees of the Company and its subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of such award or thereafter, at the exercise price of such other award. The Committee has discretion to fix the exercise price of such options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying Common Stock at the time of grant thereof (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award), except that this limitation on the Committee's discretion does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which the Company combines. The Committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years.

  The option exercise price may be satisfied in cash, or in the discretion of the Committee, by exchanging Common Stock owned by the optionee or by a combination of cash and Common Stock. The ability to pay the option exercise price in Common Stock would permit an optionee to engage in a series of successive stock-for-stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment; however, it is expected that the Committee's policy will be to require any stock tendered in payment of the exercise price to be in certificated form and to have been held by the exercising optionee for such time as is sufficient to avoid any adverse accounting consequences to the Company resulting from the permitting of stock-for-stock exercises.

  Upon the exercise of a stock appreciation right with respect to Common Stock, a participant would be entitled to receive, for each such share subject to the right, the excess of the fair market value of such shares on the date of exercise over the exercise price of such right. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or Common Stock or a combination thereof.

  Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than 90 days after the expiration date of any tender offer, exchange offer or similar transaction which results in any person or group becoming the beneficial owner of more than 40% of all classes and series of the Company's stock outstanding, taken as a whole that have voting rights with respect to the election of directors of the Company (not including Preferred Shares which may be issued in the future that have the right to elect directors only if the Company fails to pay dividends). Upon the exercise of a limited right granted under the Stock Plan, a participant would be entitled to receive, for each share of Common Stock subject to such right, the excess, if any, of the highest price paid in or in connection with such transaction over the grant price of the limited right.

  The Stock Plan also authorizes the Committee to grant to participants awards of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, Common Stock ("Other Stock-Based Awards"). The Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to such rules and regulations as the Committee determines.

  Any award under the Stock Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents or other cash payments in addition to or in lieu of such awards, all as the Committee determines.

Adjustments

  If the Committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares at a price below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Stock Plan, then the Committee has discretion to (i) make equitable adjustments in (a) the number and kind of shares that may be the subject of future awards under the Stock Plan and (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and (ii) if appropriate, provide for the payment of cash to a participant.

Amendment or Termination

  The Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Exchange Act or that is necessary to qualify awards as "performance-based" compensation under Section 162(m) of the Code, if deemed advisable by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

  When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of the Common Stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and will generally be allowed as a deduction at that time for federal income tax purposes to the employer.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in the Common Stock for determining gain or loss on the disposition will be the fair market value of the Common Stock determined generally at the time of exercise.

  When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the Common Stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the Common Stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the Common Stock is disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such Common Stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

  If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  An employee who receives Common Stock subject to restrictions will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over the purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

  Except as noted below, when a participant receives payment with respect to an award granted to him other than as described in the preceding paragraphs, the amount of cash and the fair market value of any securities received, net of any amount paid by the participant, will be ordinary income to such participant (subject to withholding) and, subject to the limitations provided in Section 162(m) of the Code, will generally be allowed as a deduction at that time for federal income tax purposes to the employer.

  The Company believes that taxable compensation arising in connection with stock options and stock appreciation rights granted under the Stock Plan should be fully deductible to the employer for purposes of Section 162(m). Section 162(m) of the Code may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

  Awards under the Stock Plan that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to
Section 280G, exceed the limitations contained therein. Such excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

  If permitted by the Committee, at any time that a participant is required to pay to the Company the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of Common Stock under the Stock Plan, the participant may elect to have the Company withhold from the shares that the participant would otherwise receive shares of Common Stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined, and, if the participant is subject to Section 16 of the Exchange Act, may be subject to other requirements.

  The foregoing discussion summarizes the federal income tax consequences of the Stock Plan. based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences or participation in the Stock Plan.

AWARDS TO BE GRANTED

  The grant of awards under the Stock Plan is entirely in the discretion of the Committee. The Committee has not yet made a determination as to the awards to be granted under the Stock Plan, if it is approved by the stockholders.

VOTE REQUIRED FOR APPROVAL OF THE STOCK PLAN

  Approval of the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PLAN.

                                                                       EXHIBIT A

 SET FORTH BELOW IS THE TEXT  OF THE ANNUAL INCENTIVE PLAN OF FREEPORT-McMoRan
  INC., AS PROPOSED TO  BE AMENDED. MATERIAL  TO BE ADDED AS  A RESULT OF THE
   AMENDMENTS IS SHOWN IN BOLDFACE TYPE, AND MATERIAL TO BE DELETED IS SHOWN
                                 IN BRACKETS.

                             ANNUAL INCENTIVE PLAN
                            OF FREEPORT-MCMORAN INC.

                                   ARTICLE I

                                Purpose of Plan

  Section 1.1. The purpose of the Annual Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its [subsidiaries] SUBSIDIARIES.

                                   ARTICLE II

                           Administration of the Plan

  Section 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY NOT EXERCISE ANY AUTHORITY OTHERWISE GRANTED TO IT HEREUNDER IF SUCH ACTION WOULD HAVE THE EFFECT OF INCREASING THE AMOUNT OF AN AWARD TO ANY COVERED EMPLOYEE. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its [subsidiaries] SUBSIDIARIES and their respective equity holders.

                                  ARTICLE III

                     Eligibility For and Payment Of Awards

  Section 3.1. Subject to the provisions of the Plan, in each calendar year the Committee may select [salaried officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries] ANY OF THE FOLLOWING to receive Awards under the Plan with respect to such year[, and determine the amount of such Awards.] AND DETERMINE THE AMOUNTS OF SUCH AWARDS: (A) ANY PERSON PROVIDING SERVICES AS AN OFFICER OF THE COMPANY OR A SUBSIDIARY, WHETHER OR NOT EMPLOYED BY SUCH ENTITY, INCLUDING ANY PERSON WHO IS ALSO A DIRECTOR OF THE COMPANY, (B) ANY SALARIED EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, INCLUDING ANY DIRECTOR WHO IS ALSO AN EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, (C) ANY OFFICER OR SALARIED EMPLOYEE OF AN ENTITY WITH WHICH THE COMPANY HAS CONTRACTED TO RECEIVE EXECUTIVE, MANAGEMENT OR LEGAL SERVICES WHO PROVIDES SERVICES TO THE COMPANY OR A SUBSIDIARY THROUGH SUCH ARRANGEMENT AND (D) ANY PERSON WHO HAS AGREED IN WRITING TO BECOME A PERSON DESCRIBED IN CLAUSES (A), (B) OR (C) WITHIN NOT MORE THAN 30 DAYS FOLLOWING THE DATE OF GRANT OF SUCH PERSON'S FIRST AWARD UNDER THE PLAN.

  Section 3.2. Subject to the provisions of the Plan, Awards with respect to any year shall be paid to each Participant at such time established by the Committee following the determination of the amounts of such Awards, which payment shall in no event be later than February 28 of the year following such Award Year.

  Section 3.3. Notwithstanding the provisions of Section 3.2, if, prior to the date established by the Committee for any Award Year, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Award Year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's Termination of Employment, but not later than ten years after such date of Termination of Employment, as shall be specified in such election. If and only if any Award or portion thereof is so deferred for payment after December 31 of the year following such Award Year, such Award or portion thereof, as the case may be, shall, commencing with January 1 of the year following such Award Year, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) OR BY ANOTHER MAJOR NATIONAL BANK HEADQUARTERED IN NEW YORK, NEW YORK AND DESIGNATED BY THE COMMITTEE [or at such other rate and in such manner as shall be determined from time to time by the Committee]. If such Participant's Termination of Employment occurs for any reason other than death, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan and if, on the date of such Termination of Employment, there remain unpaid any installments of Awards which have been deferred as provided in this Section 3.3, the Committee may, in its sole discretion, authorize payment to the Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

  Section 3.4. (a) Notwithstanding the provisions of Sections 3.1, 3.2, 3.3, 4.2(a), and 4.2(b) hereof, any Award to any Covered Employee shall be granted in accordance with the provisions of this Section 3.4.
[ Subject to the discretion of the Committee as set forth in Section 4.2(c) hereof, the amount of the Award that may be granted with respect to any calendar year to the Covered Employee who is the chief executive officer of the Company at the time of such grant shall be 32% of the Plan Funding Amount for such year, the amount of the Award that may be granted with respect to any calendar year to the Covered Employee who is the chief operating officer of the Company at the time of such grant shall be 23% of the Plan Funding Amount for such year, and the amount of the Award that may be granted with respect to any calendar year to any other Covered Employee shall be, as to each such individual, 15% of the Plan Funding Amount for such year.]

  (b) All Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) [of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.]

  (C) THE COMMITTEE SHALL ASSIGN PARTICIPANT SHARES OF THE PLAN FUNDING AMOUNT TO THOSE COVERED EMPLOYEES WHOM THE COMMITTEE DESIGNATES AS PARTICIPANTS FOR THAT AWARD YEAR (WHICH PARTICIPANT SHARES IN THE AGGREGATE MAY NOT EXCEED 100% OF THE PLAN FUNDING AMOUNT). THE MAXIMUM ANNUAL AWARD THAT MAY BE MADE TO ANY COVERED EMPLOYEE FOR AN AWARD YEAR IS 50% OF THE PLAN FUNDING AMOUNT.

  (D) IF THE PLAN FUNDING AMOUNT WITH RESPECT TO AN AWARD YEAR IS TO BE ADJUSTED TO EXCLUDE THE EFFECT OF MATERIAL CHANGES IN ACCOUNTING POLICIES OR PRACTICES, MATERIAL ACQUISITIONS OR DISPOSITIONS OF PROPERTY OR OTHER UNUSUAL ITEMS ON THE PLAN FUNDING AMOUNT, THE COMMITTEE MUST SO PROVIDE AT THE TIME THAT THE PARTICIPANT SHARES OF THE PLAN FUNDING AMOUNT FOR THAT AWARD YEAR ARE ASSIGNED OR WITHIN THE FIRST 90 DAYS OF THE AWARD YEAR, IF PERMITTED UNDER
SECTION 162(M).

  [(c)](E) Any provision of the Plan to the contrary notwithstanding, no Covered Employee shall be entitled to any payment of an Award with respect to a calendar year unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the PARTICIPANT SHARE FOR EACH COVERED EMPLOYEE, THE Plan Funding Amount for such year and that the condition of Section 4.1 hereof has been met for such year.

                                   ARTICLE IV

                               General Provisions

  Section 4.1. Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Section 3.1 or 3.4 with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years, after giving effect to the aggregate amount (if any) that was awarded or credited with respect to such prior years and the aggregate amount that would otherwise have been so awarded or credited with respect to such calendar year, would be less than six percent.

  Section 4.2. (a) In determining the aggregate amount awarded to Participants under the Plan for any calendar year, the Committee shall consider as a guideline that the aggregate amount of all Awards granted with respect to any calendar year should not exceed two and one-half percent of Net Cash Provided by Operating Activities for such year.

  (b) If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan; PROVIDED THAT, EXCEPT AS PROVIDED IN SECTION 3.4(D) HEREOF, THE COMMITTEE SHALL NOT TAKE ANY SUCH ADJUSTMENTS INTO ACCOUNT IN CALCULATING AWARDS TO COVERED EMPLOYEES IF THE EFFECT OF SUCH ADJUSTMENT WOULD BE TO INCREASE THE PLAN FUNDING AMOUNT.

  (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, the amount available for the grant of Awards under the Plan to Covered Employees with respect to a calendar year shall be equal to the Plan Funding Amount for such year and, EXCEPT AS SPECIFIED IN ADVANCE UNDER SECTION 3.4(C), any adjustments made in accordance with or for the purposes of subparagraphs (a) or
(b) shall be disregarded for purposes of calculating the Plan Funding Amount. The Committee may, in the exercise of its discretion, determine that the aggregate amount of all Awards granted to Covered Employees with respect to a calendar year shall be less than the Plan Funding Amount for such year, but the excess of such Plan Funding Amount over such aggregate amount covered by Awards granted to Covered Employees shall not be available for any Awards to Covered Employees with respect to future years. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Employee otherwise calculated in accordance with the provisions of
Section 3.4 prior to payment thereof. ANY REDUCTION OF AN AWARD SHALL NOT ACCRUE TO THE BENEFIT OF ANY OTHER COVERED EMPLOYEE.

  Section 4.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 4.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  Section 4.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  Section 4.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its [subsidiaries] SUBSIDIARIES, and the right of the Company and of any such [subsidiary] SUBSIDIARY to dismiss or discharge any such Participant OR TO TERMINATE ANY ARRANGEMENT PURSUANT TO WHICH ANY SUCH PARTICIPANT PROVIDES SERVICES TO THE COMPANY OR A SUBSIDIARY, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  Section 4.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its [subsidiaries] SUBSIDIARIES shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  Section 4.7. Nothing contained in the Plan shall prevent the Company or any [subsidiary] SUBSIDIARY or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE V

                      Amendment or Termination of the Plan

  Section 5.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and deferred by such Participant pursuant to Section 3.3. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 5.1.

                                   ARTICLE VI

                                  Definitions

  Section 6.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Award: The grant of an award of cash by the Committee to a Participant pursuant to Section 3.1 or 3.4.

    (b) Award Year: Any calendar year with respect to which an Award may be granted.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (e) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

    (f) Managed Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated [subsidiaries] SUBSIDIARIES for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

    (g) Net Cash Provided by Operating Activities: With respect to any year, the net cash provided by operating activities of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year as shown in the Company's Annual Report to Stockholders for such year.

    (h) Net Interest Expense: With respect to any year, the net interest expense of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year as shown in the Company's Annual Report to Stockholders for such year.

    (i) Participant: An individual who has been selected by the Committee to receive an Award.

    (J) PARTICIPANT SHARE: THE PERCENTAGE OF THE PLAN FUNDING AMOUNT ASSIGNED TO A COVERED EMPLOYEE BY THE COMMITTEE.

    [(j)](K) Plan Funding Amount: With respect to any year, two and one-half percent of Net Cash Provided by Operating Activities for such year.

    [(k)](L) Return on Investment; With respect to any year, the result (expressed as a percentage) calculated according to the following formula:

                                   a + (b--c)
                                       d

  in which "a" equals Managed Net Income for such year, "b" equals Net Interest Expense for such year, "c" equals Tax on Net Interest Expense for such year, and "d" equals Total Investment of Capital for such year.

    (M) SECTION 162(M): SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND RULES PROMULGATED BY THE INTERNAL REVENUE SERVICE THEREUNDER.

    (N) SUBSIDIARY: (I) ANY CORPORATION OR OTHER ENTITY IN WHICH THE COMPANY POSSESSES DIRECTLY OR INDIRECTLY EQUITY INTERESTS REPRESENTING AT LEAST 50% OF THE TOTAL ORDINARY VOTING POWER OR AT LEAST 50% OF THE TOTAL VALUE OF ALL CLASSES OF EQUITY INTERESTS OF SUCH CORPORATION OR OTHER ENTITY AND
  (II) ANY OTHER ENTITY IN WHICH THE COMPANY HAS A DIRECT OR INDIRECT ECONOMIC INTEREST THAT IS DESIGNATED AS A SUBSIDIARY BY THE COMMITTEE.

    [(l)](O) Tax on Net Interest Expense: With respect to any year, the tax on the net interest expense of the Company and its consolidated
  [subsidiaries] SUBSIDIARIES for such year calculated at the statutory federal income tax rate for such year as shown in the Company's Annual Report to Stockholders for such year.

    [(m)](P) Termination of Employment: Solely for purposes of Section 3.3 hereof, the cessation of the rendering of services, whether or not as an employee, to any and all of the following entities: the Company, any [subsidiary] SUBSIDIARY of the Company, Freeport-McMoRan Copper & Gold Inc., any [subsidiary] SUBSIDIARY of Freeport-McMoRan Copper & Gold Inc., McMoRan Oil & Gas Co., any [subsidiary] ENTITY WITH WHICH THE COMPANY HAS CONTRACTED TO RECEIVE EXECUTIVE OR MANAGEMENT SERVICES, ANY SUBSIDIARY of McMoRan Oil & Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any [subsidiary] SUBSIDIARY of the Company.

    [(n)](Q) Total Investment of Capital: With respect to any year, the sum of (i) the weighted average of the stockholders' equity in the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year, (ii) the weighted average of the minority interests in the consolidated [subsidiaries] SUBSIDIARIES of the Company for such year, and (iii) the weighted average of the long-term debt of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year, all as shown in the quarterly balance sheets of the Company and its consolidated [subsidiaries] SUBSIDIARIES for such year.

                                                                      EXHIBIT B

SET FORTH BELOW  IS THE TEXT OF THE 1992 LONG-TERM  PERFORMANCE INCENTIVE PLAN
 OF FREEPORT-McMoRan INC., AS PROPOSED TO BE AMENDED. MATERIAL TO BE ADDED AS
  A RESULT OF THE AMENDMENTS  IS SHOWN IN BOLDFACE  TYPE, AND MATERIAL TO  BE
                         DELETED IS SHOWN IN BRACKETS.

                   1992 LONG-TERM PERFORMANCE INCENTIVE PLAN
                           OF FREEPORT-MCMORAN INC.

                                   ARTICLE I

                                Purpose of Plan

  Section 1.1. The purpose of the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.

                                  ARTICLE II

                          Administration of The Plan

  Section 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY NOT EXERCISE ANY AUTHORITY GRANTED TO IT HEREUNDER IF SUCH ACTION WOULD HAVE THE EFFECT OF INCREASING THE AMOUNT OF ANY CREDIT TO OR PAYMENT FROM THE PERFORMANCE AWARD ACCOUNT OF ANY COVERED EMPLOYEE. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries and their respective equity holders.

                                  ARTICLE III

                Eligibility For and Grant Of Performance Awards

  Section 3.1. Subject to the provisions of the Plan, the Committee may from time to time select [salaried officers or employees (including officers or employees who are also directors) of the Company or of any of its Subsidiaries] ANY OF THE FOLLOWING to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award: (A) ANY PERSON PROVIDING SERVICES AS AN OFFICER OF THE COMPANY OR A SUBSIDIARY, WHETHER OR NOT EMPLOYED BY SUCH ENTITY, INCLUDING ANY PERSON WHO IS ALSO A DIRECTOR OF THE COMPANY, (B) ANY SALARIED EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, INCLUDING ANY DIRECTOR WHO IS ALSO AN EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, (C) ANY OFFICER OR SALARIED EMPLOYEE OF AN ENTITY WITH WHICH THE COMPANY HAS CONTRACTED TO RECEIVE EXECUTIVE, MANAGEMENT OR LEGAL SERVICES WHO PROVIDES SERVICES TO THE COMPANY OR A SUBSIDIARY THROUGH SUCH ARRANGEMENT AND (D) ANY PERSON WHO HAS AGREED IN WRITING TO BECOME A PERSON DESCRIBED IN CLAUSES (A), (B) OR (C) WITHIN NOT MORE THAN 30 DAYS FOLLOWING THE DATE OF GRANT OF SUCH PERSON'S FIRST PERFORMANCE AWARD UNDER THE PLAN. Performance Awards may be granted at different times to the same individual. The Plan shall expire on December 31, 1997 and no Performance Awards shall be granted hereunder after such date.

  Section 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

  Section 3.3. The number of Performance Units outstanding at any time shall not exceed 500,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section 4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

  Section 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2[, and 3.3 hereof, the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief executive officer of the Company at the time of such grant shall be 16,666; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief operating officer of the Company at the time of such grant shall be 12,500; and the number of Performance Units covered by an annual Performance Award that may be granted to any other Covered Employee shall be, as to each such individual, 6,666.] AND 3.3, ALL PERFORMANCE AWARDS GRANTED TO COVERED EMPLOYEES MUST BE GRANTED NO LATER THAN 90 DAYS FOLLOWING THE BEGINNING OF THE PLAN YEAR. NO COVERED EMPLOYEE MAY BE GRANTED MORE THAN 75,000 PERFORMANCE UNITS IN ANY CALENDAR YEAR.

  (b) All Performance Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

                                   ARTICLE IV

                   Credits To and Payments From Participants'
                           Performance Award Accounts

  Section 4.1. Subject to the provisions of the Plan, the Performance Award Account or Accounts of each Participant at December 31 of any year shall be credited, as of such December 31, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year times the number of Performance Units then credited to each such Performance Award Account; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Award Account, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to such Performance Award Account pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

  Section 4.2. (a) Subject to the provisions of the Plan, the balance credited to a Participant's Performance Award Account shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Award.

  (b) Payments pursuant to Section 4.2(a) shall be in cash.

  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Employee shall be entitled to any payment with respect to a Performance Award unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year covered by such Performance Award.

  Section 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant, OTHER THAN A PARTICIPANT WHO IS AT THE TIME OF ANY PAYMENT A COVERED EMPLOYEE, a supplemental amount not exceeding the excess, if any, of
(i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to a Performance Award of such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's Termination of Employment occurred (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such Termination of Employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

  Section 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Award may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

  (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) OR BY ANOTHER MAJOR NATIONAL BANK HEADQUARTERED IN NEW YORK, NEW YORK AND DESIGNATED BY THE COMMITTEE [or at such other rate and in such manner as shall be determined from time to time by the Committee]. If subsequent to such Participant's election pursuant to Section 4.4(a) such Participant's Termination of Employment occurs for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

  Section 4.5. Anything contained in the Plan to the contrary notwithstanding:

  (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

  (b) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from any Performance Award shall be forfeited in the event of the Discharge for Cause of such Participant prior to December 31 of the third year following the year of grant of such Performance Award.

  (c) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from a Performance Award shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's Termination of Employment shall occur for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to December 31 of the third year following the year of grant of such Performance Award.

  (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amounts which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts, OTHER THAN ANY PERFORMANCE AWARD ACCOUNT OF A COVERED EMPLOYEE, shall be increased, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

                                   ARTICLE V

                              General Information

  Section 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Employee. Notwithstanding the foregoing, the Committee may, in the exercise of its discretion prior to the making of credits to the Performance Award Accounts of Participants with respect to a particular year, reduce or eliminate the amount of the Annual Earnings Per Share that would otherwise be credited to any Performance Award Account of any Participant, including but not limited to any Covered Employee, for such year in accordance with the terms of the Plan.

  Section 5.2. The Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

  Section 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  Section 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  Section 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, and the right of the Company and of such Subsidiary to dismiss or discharge any such Participant OR TO TERMINATE ANY ARRANGEMENT PURSUANT TO WHICH ANY SUCH PARTICIPANT PROVIDES SERVICES TO THE COMPANY is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  Section 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  Section 5.7. Nothing contained in the Plan shall prevent the Company or any [subsidiary] SUBSIDIARY or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE VI

                      Amendment or Termination of the Plan

  Section 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in
Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. NOTWITHSTANDING THE FOREGOING, ANY SUCH PAYMENT TO A COVERED EMPLOYEE MUST BE DISCOUNTED TO REFLECT THE PRESENT VALUE OF SUCH PAYMENT USING THE RATE SPECIFIED IN SECTION 4.4(C). The Board may at any time and from time to time delegate to the Committee any or all of its authority under this
Article VI.

                                  ARTICLE VII

                                  Definitions

  Section 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any Subsidiaries) of Company Common Stock during such year as shown in the Company's Annual Report to Stockholders for such year.

    (b) Award Valuation Date: With respect to any Performance Award, (i) December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the Company Common Stock outstanding (exclusive of shares held in the Company's treasury or by the Company's Subsidiaries) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first

  Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and
  (ii).

    (e) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (f) Company Common Stock: Common Stock, par value $0.01, of the Company.

    (g) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

    (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

    (i) Discharge for Cause: Involuntary Termination of Employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for any and all of the Related Entities.

    (j) Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

    (k) Net Loss Carryforward: With respect to any Performance Award Account,
  (i) an amount equal to the Net Loss Per Share for any year times the number of Performance Units then outstanding and credited to such Performance Award Account, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

    (l) Net Loss Per Share: The amount obtained when the calculation of Annual Earnings Per Share results in a number that is less than zero.

    (m) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

    (n) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

    (o) Performance Award Account: An account established for a Participant pursuant to Section 3.2.

    (p) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

    (q) Related Entities: The Company, any [subsidiary] SUBSIDIARY of the Company, Freeport-McMoRan Copper & Gold Inc., any [subsidiary] SUBSIDIARY of Freeport-McMoRan Copper & Gold Inc., McMoRan Oil & Gas Co., any [subsidiary] SUBSIDIARY of McMoRan Oil & Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any [subsidiary] SUBSIDIARY of the Company.

    (r) Subsidiary: (i) [Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Resource Partners, Limited Partnership, in each case for as long as Freeport-McMoRan Inc. shall own any equity interest in such entity, and
  (ii) any] ANY corporation or other entity in which [Freeport-McMoRan Inc.] THE COMPANY possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity AND (II) ANY OTHER ENTITY IN WHICH THE COMPANY HAS A DIRECT OR INDIRECT ECONOMIC INTEREST THAT IS DESIGNATED AS A SUBSIDIARY BY THE COMMITTEE.

    (s) Termination of Employment: The cessation of the rendering of services, whether or not as an employee, to any and all of the Related Entities.

                                                                       EXHIBIT C

                             FREEPORT-MCMORAN INC.

                             1996 STOCK OPTION PLAN

                                   Section 1

  Purpose. The purpose of the Freeport-McMoRan Inc. 1996 Stock Option Plan (the "Plan") is to motivate and reward key personnel by giving them a proprietary interest in the Company's continued success.

                                   Section 2

  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Award" shall mean any Option, Stock Appreciation Right, Limited Right or Other Stock-Based Award.

  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

  "Board" shall mean the Board of Directors of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not fewer than two directors, each of which directors, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3, and to the extent necessary to comply with section 162(m) only, is an "outside director" under
Section 162(m). Until otherwise determined by the Board, the Committee shall be the Corporate Personnel Committee of the Board.

  "Company" shall mean Freeport-McMoRan Inc.

  "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

  "Employee" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement and (iv) any person who has agreed in writing to become a person described in clauses (i), (ii) or (iii) within not more than 30 days following the date of grant of such person's first Award under the Plan.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Limited Right" shall mean any right granted under Section 8 of the Plan.

  "Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

  "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

  "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

  "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

  "Other Stock-Based Award" shall mean any right or award granted under Section 9 of the Plan.

  "Participant" shall mean any Employee granted an Award under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "SAR" shall mean any Stock Appreciation Right.

  "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

  "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

  "Shares" shall mean the shares of Common Stock, par value $0.01 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

  "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

  "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   Section 3

  Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee;
(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee.

                                   Section 4

  Eligibility. Any Employee shall be eligible to be granted an Award.

                                   Section 5

  (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

    (i) Calculation of Number of Shares Available. The number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 1,300,000. Awards that by their terms may be settled only in cash shall not be counted against such total. Grants of Stock Appreciation Rights, Limited Rights and Other Stock-Based Awards not granted in tandem with Options and payable only in cash may relate to no more than 1,300,000 Shares. If, after the effective date of the Plan, an Award granted under the Plan expires or is exercised, forfeited, canceled or terminated without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such expiration, exercise, forfeiture, cancellation or termination without the delivery of Shares, shall again be, or shall become, Shares with respect to which Awards may be granted. To the extent that Shares are delivered to pay the exercise price of an Option or are delivered or withheld by the Company in payment of the withholding taxes relating to an Award, the number of Shares so delivered or withheld shall become Shares with respect to which Awards may be granted.

    (ii) Substitute Awards. Any Shares delivered by the Company, any Shares with respect to which Awards are made by the Company, or any Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which the Company combines, shall not, except in the case of Shares with respect to which Awards are granted to Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

    (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary.

    (iv) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 750,000 Shares.

  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 9(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   Section 6

  (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

  (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, no Option shall be exercisable earlier than six months after the date of grant, unless the Shares underlying the Option are not required to be held for six months from the date of grant in order for the grant to qualify for an exemption under Rule 16b-3 or the Participant is not subject to Section 16 of the Exchange Act.

  (c) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by applying cash amounts payable by the Company upon the exercise of such Option or other Awards by the optionee or by exchanging whole Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash, cash equivalents, cash amounts so payable by the Company upon exercises of Awards and the fair market value of any such whole Shares so tendered to the Company, valued (in accordance with procedures established by the Committee) as of the effective date of such exercise, is at least equal to such option price.

                                   Section 7

  (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another

Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant (unless an exercise earlier than six months after the date of grant will not eliminate the exemption for the grant under Rule 16b-3 or the Participant is not subject to Section 16 of the Exchange Act) nor after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

  (b) A Stock Appreciation Right shall entitle the Participant to receive upon exercise, for each Share to which the SAR relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   Section 8

  (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable earlier than six months after the date of grant (unless an exercise earlier than six months after the date of grant will not eliminate the exemption for the grant under Rule 16b-3 or the Participant is not subject to Section 16 of the Exchange Act) nor after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

  (b) A Limited Right shall entitle the Participant to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   Section 9

  (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based Award", which shall consist of an Award, the value of which is based in whole or in part on the value of Shares, that is not an instrument or Award specified in Sections 6 through 8 of this Plan. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant.

  (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 9 or as an Award granted pursuant to Sections 6 through 8 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                   Section 10

  (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act or any successor provision thereto or any approval necessary to qualify Awards as "performance based" compensation under Section 162(m) or any successor provision if such qualification is deemed necessary or advisable by the Committee.

Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States.

  (b) Amendments to Awards. The Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which an Award becomes exercisable, or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. Notwithstanding the foregoing, no amendment, modification or termination may impair the rights of a Participant under an Award without the consent of the Participant.

  (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                   Section 11

  (a) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

  (b) Award Agreements. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Company.

  (c) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

  (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

  (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

  (iv) If a participant is an officer of the Company within the meaning of
Section 16 of the Exchange Act, then the exemption provided by Rule 16b-3 under the Exchange Act for the stock withholding transaction will only be available if the Election meets the following additional provisions:

    (1) No Election shall be effective for a Tax Date that occurs within six months of the grant of the Award.

    (2) The Election must be made either (i) six months prior to the Tax Date or (ii) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a "window period"). If the Election is made under
  (b)(ii) hereof and relates to the exercise of an option, the exercise must also occur during a window period.

    (3) The Election is irrevocable except upon six months' advance written notice to the Company.

  (v) A Participant may also satisfy his or her total tax liability related to the Award by delivering shares of Common Stock owned by the participant. Satisfaction of the tax obligation through the use of previously owned shares does not require compliance with the Election procedures described above in order to qualify for the exemption provided by Rule 16b-3. The value of the shares delivered shall be based on the fair market value of the Common Stock on the Tax Date.

  (d) Nontransferability. No Award shall be transferable by a Participant other than (i) by will, (ii) by the laws of descent and distribution, (iii) to the maximum extent permitted by Rule 16b-3, pursuant to a domestic relations order ("DRO"), as determined by the Committee, or (iv) to the maximum extent permitted by Rule 16b-3 and applicable securities laws, to family members, to a trust for the benefit of family members or to charitable institutions. An Award may be exercised, during the Participant's lifetime, only by the Participant or by a permitted transferee under this Section. The designation of a Designated Beneficiary shall not be a violation of this paragraph 11(d).

  (e) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or in the employ of any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards.

  (h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

  (i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

  (k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (l) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                   Section 12

  Term of the Plan. Subject to Section 10(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or cancelled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

LOGO

                             FREEPORT-MCMORAN INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          STOCKHOLDERS, APRIL 30, 1996

  The undersigned hereby appoints James R. Moffett, Rene L. Latiolais, and Richard C. Adkerson as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Inc. at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 1996, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

                                DATED ___________________________________, 1996

                                _______________________________________________

                                _______________________________________________
                                                  (SIGNATURE)

                                IF YOU WISH TO VOTE ON ALL MATTERS AS THE
                                BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN,
                                DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

The Board of Directors recommends a vote FOR:
                                         Nominees for directors of Freeport-
                                         McMoRan Inc.

1. Election of the nominees for directors.


                                         Robert W. Bruce III
 [_] FOR[_] WITHHELD                     Robert A. Day
                                         Bobby Lee Lackey
 [_] FOR, EXCEPT WITHHELD FROM:

 ------------------------------------
2. Ratification of appointment of Arthur Andersen LLP as independent auditors.
 [_] FOR[_] AGAINST[_] ABSTAIN
3. Approval of proposal to amend the Annual Incentive Plan.
 [_] FOR[_] AGAINST[_] ABSTAIN
4. Approval of proposal to amend the 1992 Long-Term Performance Incentive Plan.
 [_] FOR[_] AGAINST[_] ABSTAIN
5. Approval of the 1996 Stock Option Plan.
 [_] FOR[_] AGAINST[_] ABSTAIN
--------------------------------------------------------------------------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

                       PLEASE SIGN AND DATE ON OTHER SIDE